Exhibit 99.1

EQUIPMENT AND CORPORATE
INFRASTRUCTURE FUND FOURTEEN, L.P.

PORTFOLIO OVERVIEW

FIRST QUARTER

2011

Letter from the CEOs                                                                                                                                          As of June 8, 2011

Dear investor in ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.:

We write to briefly summarize our activity for the first quarter of 2011.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual, and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

Fund Fourteen’s offering period commenced on May 18, 2009.  Fund Fourteen raised $225,300,205 in capital contributions through March 31, 2011.  As of March 31st, we had invested $153,817,7831 of capital, or 76.95% of capital available for investment, in business-essential equipment and corporate infrastructure.  We invested $43,442,990 in total equity during the first quarter of 20112.  Further, our distribution coverage ratio3 for the first quarter of 2011 was 163.98%.  As of March 31st, Fund Fourteen maintained a leverage ratio of .87:14. Fund Fourteen collected 98.90%5 of all scheduled receivables due for the first quarter of 2011, with the uncollected receivables relating to our secured term loan with Quattro Plant Limited, which made interest only payments as a result of their default under a revolving credit facility.

During the first quarter of 2011, we actively invested our capital in financings collateralized by business-essential equipment and corporate infrastructure.  Fund Fourteen purchased two Aframax tankers, the Eagle Otome and the Eagle Subaru, and two Very Large Crude Carriers, the Eagle Virginia and the Eagle Vermont, and bareboat chartered the vessels to affiliates of AET Tanker Holdings Sdn. Bhd.  Fund Fourteen also purchased telecommunications equipment and leased it to Global Crossing Telecommunications, Inc.

We believe that there will be many opportunities for us to continue to deploy our equity in well structured deals collateralized by business-essential equipment and corporate infrastructure.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1	Pursuant to Fund Fourteen’s financials, prepared in accordance with US GAAP.
2	Pursuant to Fund Fourteen’s financials, prepared in accordance with US GAAP.
3	Distribution coverage ratio is the ratio of inflows from investments divided by paid distributions, not taking into account fees and operating expenses.
4	Pursuant to Fund Fourteen’s financials, prepared in accordance with US GAAP. Leverage ratio is defined as total liabilities divided by total equity.
5	Collections as of May 4, 2011.

ICON Equipment and Corporate Infrastructure
Fund Fourteen, L.P.

First Quarter 2011 Portfolio Overview

We are pleased to present ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.’s (the “Fund”) Portfolio Overview for the first quarter of 2011.  References to “we,” “us,” and “our” are references to the Fund, references to the “General Partner” are references to the general partner of the Fund, ICON GP 14, LLC, and references to the “Investment Manager” are references to the investment manager of the Fund, ICON Capital Corp.

The Fund

We raised $257,646,987 commencing with our initial offering on May 18, 2009 through the closing of our offering on May 18, 2011.

During the first quarter of 2011, we were in our offering period, during which time we raised capital through the sale of our limited partnership interests and also invested in business-essential equipment and corporate infrastructure.  Cash generated from these investments is used to make distributions to our limited partners.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves, and distributions to limited partners.

On May 18, 2011, we entered our operating period, during which time we anticipate continuing to invest our offering proceeds and cash generated from operations.  Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our General Partner’s sole discretion.

Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates and third parties.  As of March 31, 2011, our portfolio consisted primarily of the following investments.

•
ICON AET Holdings, LLC (“ICON AET”), a joint venture owned 75% by the Fund and 25% by ICON Leasing Fund Twelve, LLC (“Fund Twelve”), an entity also managed by our Investment Manager, was formed for the purpose of acquiring two Aframax tankers, the Eagle Otome and the Eagle Subaru, and two Very Large Crude Carriers, the Eagle Virginia and the Eagle Vermont. The Eagle Otome and the Eagle Subaru were each acquired for a purchase price of $13,000,000, comprised of $4,000,000 in cash and $9,000,000 in a non-recourse loan.  Simultaneously with the purchases, the Eagle Otome and the Eagle Subaru were bareboat chartered to AET, Inc. Limited (“AET”) for a period of thirty-six months.  The Eagle Virginia and the Eagle Vermont were each acquired for a purchase price of $72,000,000, comprised of $17,000,000 in cash and $55,000,000 in a non-recourse loan.  Simultaneously with the purchases, the Eagle Virginia and the Eagle Vermont were bareboat chartered to AET for a period of one hundred twenty months.  To acquire the vessels, wholly-owned subsidiaries of ICON AET borrowed an aggregate amount of $128,000,000 in non-recourse loans from DVB Bank SE. The proceeds of the loan used to purchase the Eagle Otome and the Eagle Subaru have a thirty-six month term and the proceeds of the loan used to purchase the Eagle Virginia and the Eagle Vermont have a one hundred twenty month term. The loan is secured by, among other things, a first priority security interest in each of the vessels, the earnings from each of the vessels, and the equity interests of each of ICON AET’s subsidiaries that directly own each vessel. The obligations of AET under each of the bareboat charters are guaranteed by AET’s parent company, AET Tanker Holdings Sdn. Bhd.  On April 5, 2011, ICON AET borrowed $22,000,000 of subordinated non-recourse long term debt from an unaffiliated third-party related to this investment. The loan is for a period of sixty months and may be extended for an additional twelve months. The loan is secured by an interest in the equity of ICON AET.

•
We, through ICON Atlas, LLC (“ICON Atlas”), a joint venture owned 40.53% by us, 49.54% by Fund Twelve, and 9.93% by an unaffiliated third party, purchased four natural gas driven gas compressors and four electric driven gas compressors for the aggregate purchase price of approximately $11,298,000.  Simultaneously with the purchases, ICON Atlas entered into a forty-eight month lease with Atlas Pipeline Mid-Continent, LLC (“Atlas”) that expires on August 31, 2013.  The obligations of Atlas are guaranteed by its parent company, Atlas Pipeline Partners, L.P.

•
We, through our wholly-owned subsidiary, ICON Palmali 14, LLC (“ICON Palmali 14”), and, Fund Twelve, through its wholly-owned subsidiary, ICON Palmali 12, LLC (“ICON Palmali 12”), participated in a $96,000,000 loan facility by making second priority secured term loans to Ocean Navigation 5 Co. Ltd. and Ocean Navigation 6 Co. Ltd. (collectively, “Ocean Navigation”) for the purchase of two Aframax tanker vessels, the Shah Deniz and the Absheron (each a “Palmali Vessel,” and collectively, the “Palmali Vessels”).  ICON Palmali 14 and ICON Palmali 12 made loans in the aggregate amounts of $14,400,000 and $9,600,000, respectively, to Ocean Navigation.  Interest on the loans accrues at a rate of 15.25% per year and is payable quarterly in arrears for a period of six years from the delivery date of each Palmali Vessel.  Ocean Navigation has the option to prepay the loans in whole or in part following the third anniversary of the date of the first advance for each Palmali Vessel.  The loans are secured by, among other things, second priority security interests in (i) the Palmali Vessels, (ii) the earnings from the Palmali Vessels, and (iii) the equity interests of Ocean Navigation. In addition, ICON Palmali 14 and ICON Palmali 12 will receive additional security for the loans with a fair market value of not less than $10,000,000 by June 30, 2011. All of Ocean Navigation’s obligations are guaranteed by its direct and indirect parent companies and affiliates, Palmali Holding Company Limited, Palmali International Holding Company Limited, Palocean Shipping Limited and Ocean Holding Company Limited.

•
We made secured term loans to ARAM Rentals Corporation and ARAM Seismic Rentals, Inc. (collectively, the “ARAM Borrowers”) in the aggregate amount of $20,000,000. The ARAM Borrowers are wholly-owned subsidiaries of ION Geophysical Corporation (“ION”).  The loans are secured by (i) a first priority security interest in all of the ARAM Borrowers analog seismic system equipment owned by the ARAM Borrowers, and (ii) a pledge of all equity interests in the ARAM Borrowers.  In addition, ION guaranteed all of the obligations of the ARAM Borrowers under the loans.  The loans are payable monthly for a period of sixty months, beginning on August 1, 2009.  On January 1, 2011, we exchanged our 42.62% ownership interest in a joint venture that owned the loans for an assignment of our proportionate share of the future cash flow of such loans.

•
We, along with Fund Twelve, made a secured term loan to EMS Enterprise Holdings, LLC, EMS Holdings II, LLC, EMS Engineered Materials Solutions, LLC, EMS CUP, LLC and EMS EUROPE, LLC (collectively, “EMS”) in the aggregate amount of $8,000,000.  The Fund and Fund Twelve contributed $4,800,000 and $3,200,000, respectively, to make the loan.  The loan is secured by, among other things, (i) a first priority security interest in all of EMS’s existing and hereafter acquired U.S. assets (excluding accounts receivable and inventory) including, but not limited to, all equipment used in EMS’s metal cladding operation consisting of furnaces, rolling mills, winders, slitters and production lines, as well as all contract rights, patents and licenses, (ii) a first priority mortgage over real property located in Hamburg, Pennsylvania, (iii) a pledge of the equity of EMS, and (iv) a second priority security interest in all of EMS’s accounts receivable and inventory.  Interest on the loan accrues at a rate of 13% per year and is payable monthly in arrears for a period of forty-eight months.  EMS will make interest only payments for the first six months, followed by forty-two monthly payments of principal and interest.  EMS has the option to prepay the loan in full at any time after thirty-six months in consideration for a fee of 3% of the outstanding principal amount.  Throughout the term of the loan, the Fund and Fund Twelve will collect an annual collateral monitoring fee in the aggregate amount of $80,000 on the anniversary of the loan.  In the event that EMS prepays the loan, the annual collateral monitoring fees will be due upon prepayment by EMS.

•
We, through ICON Exopack, LLC (“ICON Exopack”), our wholly-owned subsidiary, purchased a 3-layer blown film extrusion line and an eight color 48” – 52” flexographic printing press from Exopack, LLC (“Exopack”) for the aggregate purchase price of approximately $6,376,000.   Simultaneously with the purchases of the equipment, ICON Exopack entered into leases with Exopack.  The leases are for periods of sixty months, which expire on July 31, 2014 and September 30, 2014, respectively.  The obligations of Exopack are guaranteed by its parent company, Exopack Holding Corp.

•
We, through our wholly-owned subsidiaries, ICON Amazing, LLC (“ICON Amazing”) and ICON Fantastic, LLC (“ICON Fantastic”), purchased the supramax bulk carrier vessels, Amazing and Fantastic, from Amazing Shipping Ltd. (“ASL”) and Fantastic Shipping Ltd. (“FSL”), each a wholly owned subsidiary of Geden Holdings Limited (“Geden”), for the aggregate purchase price of $67,000,000.  Simultaneously with the purchases, the Amazing and Fantastic were bareboat chartered back to ASL and FSL for a period of eighty-four months commencing on October 1, 2010.  The purchase price consisted of $23,450,000 in cash and a non-recourse loan in the amount of $43,550,000.  ASL and FSL may purchase the Amazing and Fantastic following the (i) fourth anniversary of the charter for the amount of $26,500,000 per vessel, (ii) fifth anniversary of the charter for the amount of $25,500,000 per vessel, or (iii) sixth anniversary of the charter for the amount of $23,500,000 per vessel.  If ASL and FSL do not exercise their respective purchase options, they must each purchase their respective vessels at the end of the bareboat charter for $21,500,000.  All of ASL’s and FSL’s obligations under the bareboat charters are guaranteed by Geden.

•
We, through our wholly-owned subsidiary, ICON Northern Leasing III, LLC, made a senior secured term loan in the aggregate amount of approximately $9,860,000 to Northern Capital Associates XVIII, L.P. (“NCA XVIII”), Northern Capital Associates XV, L.P. (“NCA XV”), and Northern Capital Associates XIV, L.P. (“NCA XIV”), affiliates of Northern Leasing Systems, Inc. (“Northern Leasing”).  The loan is secured by (i) an underlying pool of leases for point of sale equipment of NCA XVIII, (ii) an underlying pool of leases for point of sale equipment of NCA XV (subject only to the first priority security interest of ICON Northern Leasing II, LLC (“ICON NL II”)), and (iii) an underlying pool of leases for credit card machines of NCA XIV (subject only to the first priority security interest of ICON Northern Leasing, LLC and second priority security interest of ICON NL II).  Interest on the secured term loan accrues at a rate of 18% per year through September 15, 2014.  The obligations of NCA XVIII, NCA XV and NCA XIV are guaranteed by Northern Leasing.

•
We, through our wholly-owned subsidiary, ICON SE, LLC (“ICON SE”), participated in an approximately $46,000,000 loan facility by agreeing to make a secured term loan to SE Shipping Lines Pte. Ltd. (“SE Shipping”) for the purchase of a new build heavy lift vessel and accompanying equipment (the “SE Vessel”).  The aggregate principal amount of ICON SE’s loan is $18,000,000 and will be made to SE Shipping in six installments.  Each installment will be made on the basis of certain building milestones having been met, but no installment will occur after November 27, 2012.  The loan is secured by (i) an assignment of the building contract and refund guarantee, (ii) an assignment of the contract of affreightment in respect of the SE Vessel, (iii) a first priority security interest over a bank account in which SE Shipping will deposit $1,000,000 as security for the benefit of ICON SE, (iv) a second priority security interest in the SE Vessel, and (v) a second priority security interest in the earnings from the SE Vessel and any insurance proceeds.  Interest on the loan accrues at a rate of 18% per year and is payable monthly in arrears for a period of twenty-four months from the delivery date of the SE Vessel.  With the final payment, ICON SE will receive a one time balloon payment equal to 76% of the amount of the loan then outstanding as of the delivery date of the SE Vessel.  SE Shipping has the option to prepay the loan in full at any time prior to the delivery date of the SE Vessel in consideration for a fee of 4% of the outstanding principal amount and accrued interest.  SE Shipping may not prepay the loan after the delivery date of the SE Vessel.  All of SE Shipping’s obligations under the loan will be guaranteed by a bank acceptable to ICON SE.  As of March 31, 2011, no amounts were funded under the loan agreement.

•
We, through our wholly-owned subsidiary, ICON Coach II, LLC (“ICON Coach II”), acquired twenty-six (26) 2010 MCI J4500 motor coach buses (the “Buses”) for the aggregate amount of approximately $10,370,000.  Simultaneously with the purchases, ICON Coach II entered into a sixty-month lease for the Buses with Dillon's Bus Service, Inc. (“DBS”) and Lakefront Lines, Inc. (“Lakefront”) that commenced on June 1, 2010.  On August 19, 2010, ICON Coach II amended the lease to add CUSA GCT, LLC (“CUSA GCT”) as a co-lessee.  The obligations of DBS, Lakefront and CUSA GCT are guaranteed by Coach America Holdings, Inc. and CUSA, LLC.  On February 25, 2011, we agreed to amend the master lease agreement and guaranty to, among other things, modify certain financial covenants.  In connection with the amendment, ICON Coach II received an amendment fee in the amount of approximately $66,000.

•
We, along with Fund Twelve, participated in an approximately $150,000,000 loan facility by making a secured term loan to Northern Crane Services Inc. (“Northern Crane”) in the aggregate amount of $15,000,000.  The Fund and Fund Twelve contributed $5,250,000 and $9,750,000, respectively, to make the loan.  The loan is secured by, among other things, a second priority security interest in all of the assets of Northern Crane and its subsidiaries, consisting of (i) lifting and transportation equipment such as all-terrain, crawler, rough terrain, carry deck/hydraulic, and boom truck cranes, heavy haul tractors, and multi-axle platform trailers, (ii) accounts receivable, (iii) any other existing or future assets owned by Northern Crane and its subsidiaries, and (iv) a pledge of the equity of Northern Crane and its subsidiaries.  Interest on the loan accrues at a rate of 15.75% per year and is payable quarterly in arrears for a period of fifty-four months beginning on October 1, 2010.  With the final payment, the Fund and Fund Twelve will receive a one time balloon payment in the aggregate amount of 32.50% of the outstanding loan amount.  Northern Crane has the option to prepay the loan (in whole or at least $5,000,000) between months nineteen and thirty-six in consideration for a fee of 3% of the outstanding principal amount.  There is no fee if the loan is prepaid between months thirty-seven and fifty-four.  All of Northern Crane’s and its subsidiaries obligations under the loan are guaranteed by their ultimate parent company, NC Services Group Ltd. and its subsidiaries.

•
We participated in a £24,800,000 loan facility by making a second priority secured term loan to Quattro Plant Limited (“Quattro Plant”), a wholly-owned subsidiary of Quattro Group Limited (“Quattro Group”), in the amount of £5,800,000.  The loan is secured by (i) all of Quattro Plant’s rail support construction equipment, which consists of railcars, attachments to railcars, bulldozers, excavators, tractors, lowboy trailers, street sweepers, service trucks, forklifts and any other existing or future asset owned by Quattro Plant, (ii) all of Quattro Plant’s accounts receivable, and (iii) a mortgage over certain real estate in London, England owned by the majority shareholder of Quattro Plant.  In addition, we received a key man insurance policy insuring the life of the majority shareholder of Quattro Plant in the amount of £5,500,000.  All of Quattro Plant’s obligations under the loan are guaranteed by Quattro Group and its subsidiaries, Quattro Hire Limited and Quattro Occupational Academy Limited.  Interest on the secured term loan accrues at a rate of 20% per year and the loan will be amortized to a balloon payment of 15% at the end of the term.  The loan is payable monthly in arrears for a period of thirty-three months, which began on January 1, 2010.  Quattro Plant has the option to prepay the entire outstanding amount of the loan beginning January 1, 2012 in consideration for a fee of 5% of the amount being prepaid.  On January 1, 2011, we exchanged our 40.20% ownership interest in a joint venture for an assignment of our proportionate share of the future cash flows of a loan receivable from Quattro, which was previously owned by the joint venture.

•
We, through our wholly-owned subsidiary, ICON Juniper 14, LLC (“ICON Juniper”), purchased information technology equipment for the purchase price of approximately $8,452,000 and simultaneously leased the equipment to Global Crossing Telecommunications, Inc. (“Global Crossing”).  The base term of the schedule is for a period of thirty-six months, which commenced on March 1, 2011.

•
We, through ICON Global Crossing VI, LLC, a joint venture owned 90.92% by us and 9.08% by an unaffiliated third party, own telecommunications equipment that is subject to various leases with Global Crossing Telecommunications, Inc.  We paid purchase prices in the amounts of approximately $5,323,000, $2,140,000, and $4,300,000 for the equipment and their respective leases are each set to expire on September 30, 2012, November 30, 2012, and February 28, 2013.

Revolving Line of Credit

As of March 31, 2011, the Fund and certain entities managed by our Investment Manager (collectively, the “Borrowers”) were party to a Commercial Loan Agreement, as amended (the “Prior Loan Agreement”), with California Bank & Trust (“CB&T”). At March 31, 2011, there were no obligations outstanding under the Prior Loan Agreement and on May 10, 2011, the Prior Loan Agreement was terminated and a new loan agreement was entered into, which you can read about in further detail below.

On May 10, 2011, the Fund entered into a Commercial Loan Agreement (the “Loan Agreement”) with CB&T. The Loan Agreement provides for a revolving line of credit of up to $15,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all of the Fund’s assets not subject to a first priority lien, as defined in the Loan Agreement.  Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain loans and lease agreements in which the Fund has a beneficial interest.

The Facility expires on March 31, 2013 and the Fund may request a one year extension to the revolving line of credit within 390 days of the then-current expiration date, but CB&T has no obligation to extend. The interest rate for general advances under the Facility is CB&T’s prime rate and the interest rate on up to five separate non-prime rate advances that are permitted to be made under the Facility is the 90-day rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market plus 2.5% per year, provided that neither interest rate is permitted to be less than 4.0% per year. In addition, the Fund is obligated to pay a commitment fee based on an annual rate of 0.50% on unused commitments under the Facility.

Transactions with Related Parties

We have entered into certain agreements with our General Partner, our Investment Manager, and ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Investment Manager, whereby we pay certain fees and reimbursements to these parties.  ICON Securities is entitled to receive a 3% underwriting fee from the gross proceeds from sales of our limited partnership interests, of which up to 1% may be paid to unaffiliated broker-dealers as a fee for their assistance in marketing the Fund and coordinating sales efforts.

We pay our Investment Manager (i) a management fee equal to 3.5% of the gross periodic payments due and paid from our investments, and (ii) acquisition fees, through the end of the operating period, equal to 2.5% of the total purchase price of our investments.  The purchase price includes the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject and/or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our General Partner or its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our General Partner or such affiliate from time to time and within generally accepted accounting principles.

In addition, we reimburse our General Partner and its affiliates for organizational and offering expenses incurred in connection with our organization and offering.  The reimbursement of these expenses will be capped at the lesser of 1.44% of the gross offering proceeds (assuming all of our limited partnership interests are sold in the offering) and the actual costs and expenses incurred by our General Partner and its affiliates.  Accordingly, our General Partner and its affiliates may ultimately be reimbursed for less than the actual costs and expenses incurred.  These costs may include, but are not limited to, legal, accounting, printing, advertising, administrative, investor relations and promotional expenses for registering, offering, and distributing our limited partnership interests to the public.  Our General Partner also has a 1% interest in our profits, losses, cash distributions, and liquidation proceeds.

Our General Partner and its affiliates also perform certain services relating to the management of our portfolio.  Such services include, but are not limited to, credit analysis and underwriting, receivables management, portfolio management, accounting, financial and tax reporting, and remarketing and marketing services.

In addition, our General Partner and its affiliates are reimbursed for administrative expenses incurred in connection with our operations.  Administrative expense reimbursements are costs incurred by our General Partner or its affiliates that are necessary to our operations.  These costs include our General Partner’s and its affiliates’ legal, accounting, investor relations, and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our General Partner.

Our General Partner also has a 1% interest in our profits, losses, cash distributions, and liquidation proceeds.  We paid distributions to our General Partner in the amount of $39,911 for the three months ended March 31, 2011.  Additionally, our General Partner’s interest in our net income was $20,684 for the three months ended March 31, 2011.
Fees and other expenses paid or accrued by us to our General Partner or its affiliates were as follows:
			Three Months Ended March 31,
Entity	Capacity	Description	2011	2010
ICON Capital Corp.	Investment Manager	Organizational and offering
		expense reimbursements (1)	$59,367	$203,413
ICON Securities Corp.	Dealer-Manager	Underwriting fees (2)	943,477	894,330
ICON Capital Corp.	Investment Manager	Acquisition fees (3)	3,491,112	745,332
ICON Capital Corp.	Investment Manager	Management fees (4)	336,186	78,611
ICON Capital Corp.	Investment Manager	Administrative expense
		reimbursements (4)	1,192,961	940,577
			$6,023,103	$2,862,263

(1) Amount capitalized and charged to partners' equity.
(2) Amount charged directly to partners' equity.
(3) Amount capitalized and amortized to operations over the estimated service period in accordance with the Fund's accounting policies.
(4) Amount charged directly to operations.

At March 31, 2011, we had a net payable of $776,795 due to our General Partner and its affiliates that primarily consisted of administrative expense reimbursements in the amount of approximately $693,000.  Members may obtain a summary of administrative expense reimbursements upon request.

From April 1, 2011 to May 18, 2011, we raised an additional $32,346,782 in capital contributions and have paid or accrued underwriting fees to ICON Securities in the amount of $934,648.

Your participation in the Fund is greatly appreciated.
We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party
.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Balance Sheets

Assets

	March 31,
	2011	December 31,
	(unaudited)	2010
Cash and cash equivalents	$50,392,595	$64,317,006
Net investment in finance leases	79,162,333	71,533,752
Leased equipment at cost (less accumulated depreciation of
$5,167,980 and $4,116,560, respectively)	194,333,009	20,690,799
Notes receivable	41,804,345	33,253,709
Investments in joint ventures	3,718,848	14,329,717
Other assets, net	9,844,532	5,857,750

Total Assets	$379,255,662	$209,982,733

Liabilities and Equity

Liabilities:
Non-recourse long-term debt	$169,735,416	$42,642,708
Deferred revenue	4,284,623	2,275,342
Due to General Partner and affiliates	776,795	700,073
Accrued expenses and other liabilities	2,103,676	1,899,867

Total Liabilities	176,900,510	47,517,990

Commitments and contingencies

Equity:
Partners’ Equity (Deficit)
Limited Partners	189,551,744	161,777,674
General Partner	(119,259)	(100,032)

Total Partners’ Equity	189,432,485	161,677,642

Noncontrolling Interests	12,922,667	787,101

Total Equity	202,355,152	162,464,743

Total Liabilities and Equity	$379,255,662	$209,982,733

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2011	2010
Revenue:
Finance income	$3,945,374	$210,473
Rental income	1,699,791	1,075,749
Income from investments in joint ventures	146,110	667,496
Other income	176,479	22,861

Total revenue	5,967,754	1,976,579

Expenses:
Management fees	336,186	78,611
Administrative expense reimbursements	1,192,961	940,577
General and administrative	368,459	241,007
Depreciation and amortization	1,361,648	705,843
Interest	599,130	-

Total expenses	3,858,384	1,966,038

Net income	2,109,370	10,541

Less: Net income attributable to noncontrolling interests	41,009	-

Net income attributable to Fund Fourteen	$2,068,361	$10,541

Net income attributable to Fund Fourteen allocable to:
Limited Partners	$2,047,677	$10,436
General Partner	20,684	105

	$2,068,361	$10,541

Weighted average number of limited
partnership interests outstanding	208,471	84,756

Net income attributable to Fund Fourteen
per weighted average limited partnership
interest outstanding	$9.82	$0.12

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statement of Changes in Partners' Equity

	Partners' Equity
	Limited			Total
	Partnership	Limited		Partners'	Noncontrolling	Total
	Interests	Partners	General Partner	Equity	Interest	Equity
Balance, December 31, 2010	192,774	161,777,674	(100,032)	161,677,642	787,101	162,464,743

Net income	-	2,047,677	20,684	2,068,361	41,009	2,109,370
Redemption of limited partnership interest	(35)	(29,031)	-	(29,031)	-	(29,031)
Proceeds from sale of limited partnership interests	33,599	33,326,751	-	33,326,751	-	33,326,751
Sales and offering expenses	-	(3,620,097)	-	(3,620,097)	-	(3,620,097)
Cash distributions	-	(3,951,230)	(39,911)	(3,991,141)	(97,311)	(4,088,452)
Investment by noncontrolling interest	-	-	-	-	12,191,868	12,191,868

Balance, March 31, 2011 (unaudited)	226,338	$189,551,744	$(119,259)	$189,432,485	$12,922,667	$202,355,152

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2011	2010
Cash flows from operating activities:
Net income	$2,109,370	$10,541
Adjustments to reconcile net income to net cash
provided by operating activities:
Finance income	(2,140,309)	(64,381)
Income from investments in joint ventures	(146,110)	(667,496)
Depreciation and amortization	1,361,648	705,843
Interest expense from amortization of debt financing costs	32,306	-
Other financial loss	(121,319)	-
Changes in operating assets and liabilities:
Collection of finance leases	3,097,470	140,920
Other assets, net	(468,706)	(348,745)
Accrued expenses and other liabilities	130,203	832,791
Deferred revenue	1,936,643	504,221
Due to General Partner and affiliates	115,773	234,076
Distributions from joint ventures	146,110	585,996

Net cash provided by operating activities	6,053,079	1,933,766

Cash flows from investing activities:
Purchase of equipment	(58,922,745)	(9,001,888)
Investment in joint venture	-	(111,987)
Distributions received from joint ventures in excess of profits	98,898	453,123
Investment in note receivable	-	(10,236,727)
Repayment on notes receivable	1,536,563	-

Net cash used in investing activities	(57,287,284)	(18,897,479)

Cash flows from financing activities:
Repayments of non-recourse long-term debt	(907,292)	-
Sale of limited partnership interests	33,326,751	30,798,446
Sales and offering expenses paid	(3,084,050)	(2,911,714)
Deferred charges	(100,000)	(80,066)
Investment by noncontrolling interest	12,191,868	-
Distributions to noncontrolling interest	(97,311)	-
Cash distributions to partners	(3,991,141)	(1,493,511)
Redemption of limited partnership interest	(29,031)	-

Net cash provided by financing activities	37,309,794	26,313,155

Net (decrease) increase in cash and cash equivalents	(13,924,411)	9,349,442
Cash and cash equivalents, beginning of the period	64,317,006	27,074,324

Cash and cash equivalents, end of the period	$50,392,595	$36,423,766

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2011	2010

Supplemental disclosure of cash flow information:

Cash paid during the period for interest	$513,462	$-

Supplemental disclosure of non-cash investing and financing activities:

Underwriting fees due to ICON Securities	$18,108	$-
Organizational and offering expenses due to Investment Manager	$65,726	$123,347
Sales commissions due to third parties	$-	$61,615
Organizational and offering expenses charged to equity	$534,465	$235,696
Equipment purchased with non-recourse long-term debt paid directly by lender	$128,000,000	$-
Exchange of noncontrolling interest in investment in joint ventures for notes receivable	$10,450,296	$-

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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